Exhibit 99.1
X Please mark your votes as indicated in this example FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN _ FOLD AND DETACH HERE ___WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. OR INTERNET http://www.proxyvoting.com/bkhm Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. BOOKHAM, INC. Mark Here for Address Change or Comments SEE REVERSE XXXXX Will Attend Meeting YES The shares of Bookham, Inc. represented by this proxy will be voted as directed by the undersigned for the Bookham proposals specified herein. If no direction is given with respect to any Bookham proposal specified herein, this proxy will be voted FOR each of Bookham proposals Nos. 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournment thereof. 1. To approve the issuance of shares of Bookham common stock in the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of January 27, 2009, by and among Bookham, Inc., Ultraviolet Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Bookham, and Avanex Corporation, a Delaware Corporation. 2. To approve an amendment to Bookham’s restated certificate of incorporation to increase the number of authorized shares of Bookham common stock to 450,000,000 (on a pre-reverse stock split basis). 3. To approve amendments to Bookham’s restated certificate of incorporation that would effect a reverse stock split, pursuant to which any whole number of issued and outstanding shares of Bookham common stock between and including five and thirty would be combined and reclassified into one share of Bookham common stock, and pursuant to which the total number of authorized shares of Bookham common stock and Bookham preferred stock would be proportionately reduced, and to authorize the Bookham board of directors to select and file one such amendment that would effect the reverse stock split within such range and that would proportionately reduce the total number of authorized shares of Bookham common stock and preferred stock. 4. To approve an adjournment of the Bookham special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Bookham Proposal Nos. 1, 2, or 3. 1939 Bookham Inc02 3/23/09 7:24 PM Page 1

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 PROXY BOOKHAM, INC. SPECIAL MEETING OF STOCKHOLDERS APRIL 27, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOOKHAM, INC. (“BOOKHAM” OR THE “COMPANY”). The undersigned hereby appoints Alain Couder, Kate Rundle and Jerry Turin, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Bookham, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Bookham, Inc. to be held at principal executive offices of Bookham, Inc. located at 2584 Junction Avenue, San Jose, California 95134, on April 27, 2009 at 11:00 AM (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. Unless a contrary direction is indicated, this Proxy will be voted FOR each of Bookham Proposal Nos. 1, 2, 3 and 4, as more specifically described in the Joint Proxy Statement/Prospectus. If specific instructions are indicated, this Proxy will be voted in accordance therewith. ___FOLD AND DETACH HERE ___Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. XXXXX Unless voting these shares by the Internet or telephone, please vote, date and sign on the reverse side and return promptly in the enclosed postage pre-paid envelope. Please fax all revisions to: 212-691-9013 or email to proxyjobs@bnymellonproduction.com To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013 SIGNATURE:___DATE:___TIME:___Registered Quantity (common) 40 Broker Quantity 0 (PRINT AUTHORIZATION THIS BOXED AREA DOES NOT 1939 Bookham Inc02 3/23/09 7:24 PM Page 2